Exhibit (j)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated August 2, 2001 on the financial statements and financial highlights of Ameritor Investment Fund. Such financial statements and financial highlights appear in the June 30, 2001 Annual Report to Shareholders which is incorporated by reference in the Statement of Additional Information filed in the Registration Statement of Form N-1A of Ameritor
Investment Fund. We also consent to the references to our Firm in the Registration Statement and Prospectus.

                                                            TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
MAY 28, 2002